CODE OF ETHICS

FOR SENIOR FINANCIAL OFFICERS

OF

MINRAD INTERNATIONAL, INC.

I.     Purpose

Pursuant to the requirements of the Federal securities laws and rules of the Securities and Exchange Commission ("SEC"), Minrad International, Inc. ( the "Company") has established this Code of Ethics for Senior Financial Officers (the "Code") as a general statement of the Company's expectations regarding the ethical standards that each person who serves as its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Comptroller, or persons performing similar functions for the Company regardless of title (collectively, "Senior Financial Officers"), should adhere to while acting on behalf of the Company. Each Senior Financial Officer is expected to read and become familiar with the ethical standards described in this Code and may be required, from time to time, to affirm his or her agreement to adhere to such standards by signing a Compliance Certificate in the form that that appears at the end of this Code.

II.     Administration

Subject to oversight by the company's Board of Directors, the Audit Committee is responsible for setting the standards of business conduct contained in this Code and updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Company, the business practices within the Company's industry, the Company's own business practices, and the prevailing ethical standards of the communities in which the Company operates. The Audit Committee will oversee the procedures designed to implement this Code. It is the responsibility of the individual Senior Financial Officers to comply with this Code.

III.     Compliance with Laws, Rules and Regulations

The Company will comply with all laws and governmental regulations that are applicable to the Company's activities, and expects that Senior Financial Officers and other employees acting on behalf of the Company will obey the law. Specifically, the Company is committed to:

maintaining a safe and healthy work environment;
promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex or other factors that are unrelated to the Company's business interests;
supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices;
conducting its activities in full compliance with all applicable environmental laws;
keeping the political activities of the Company's directors, officers and employees separate from the Company's business.
prohibiting any illegal payments to any government officials or political party representatives of any country; and
complying with all applicable state and federal securities laws.

IV.     Conflicts of Interest; Corporate Opportunities

The Senior Financial Officers and other employees acting on behalf of the Company should not be involved in any activity which creates or gives the appearance of a conflict of interest between their personal interests and the Company's interests. In particular, without the written consent of the Audit Committee, no Senior Financial Officer shall:

be a consultant to, or a director, officer or employee of, or otherwise operate an outside business:
- that sells products or services to the Company; or
- that purchases products or services from the Company;
have any financial interest, including stock ownership, in any other company or business enterprise that might reasonably create or give the appearance of a conflict of interest;
seek or accept any personal loan or services from any company or other business enterprise with which the Company transacts business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;
be a consultant to, or a director, officer or employee of, or otherwise operate an outside business if the demands of the outside business would interfere with the Senior Financial Officer's responsibilities to the Company;
accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible;
conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives; or
use the Company's property, information or position for personal gain.

 The appearance of a conflict of interest may exist if an immediate family member of a director, officer or employee of the Company is a consultant to, or a director, officer or employee of, or has a significant financial interest in, a direct competitor, or supplier of the Company, or otherwise does business with the Company.

Senior Financial Officers shall notify the Company's Audit Committee of the existence of any actual or potential conflict of interest.

IV.     Confidentiality; Protection and Proper Use of the Company's Assets

Senior Financial Officers shall maintain the confidentiality of all information entrusted to them by the Company or its business partners, except when disclosure is authorized by the Company or legally required.

Confidential information is information obtained from the Company or any of its business partners that is (1) marked "Confidential," "Private," "For Internal Use Only," or with similar legends, (2) technical or scientific information relating to current and future products, services or research, (3) business or marketing plans or projections, (4) earnings and other internal financial data, (5) personnel information, (6) supply and customer lists and (7) other non-public information that, if disclosed, might be harmful to the Company, its portfolio companies or business partners.

To avoid inadvertent disclosure of confidential information, directors, officers and employees shall not discuss confidential information with or in the presence of any unauthorized persons, including family members and friends.

Directors, officers and employees are personally responsible for protecting those Company assets that are entrusted to them and for helping to protect the Company's assets in general.

Directors, officers and employees shall use the Company's assets for the Company's legitimate business purposes only.

V.     Fair Dealing

The Company is committed to promoting the values of honesty, integrity and fairness in the conduct of its business and to sustaining a work environment that fosters mutual respect, openness and individual integrity. The Senior Financial Officers are expected to deal honestly and fairly with the Company's suppliers, competitors and other third parties. To this end, Senior Financial Officers shall not:

make materially false or misleading statements to the public concerning the Company's business, operations, or financial condition;
solicit or accept from any person that does business with the Company, or offer to extend to any such person,
- cash of any amount; or
- gifts, gratuities, meals or entertainment that could influence or reasonably give the appearance of unlawfully influencing the Company's business relationship with that person or go beyond common courtesies usually associated with accepted business practice;
solicit or accept any fee, commission or other compensation for referring business partners to third parties, or for referring third parties to business partners; or
take unfair advantage of the Company's business partners, through manipulation, concealment, abuse of privileged information or any other unfair-dealing practice.

VI.     Accurate and Filings with the SEC

The Company is committed to providing investors with full, fair, accurate, timely and understandable disclosure in reports and documents it files with, or submits to, the SEC. To this end, the Company shall:

comply with generally accepted accounting principles at all times;
maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;
maintain books and records that accurately and fairly reflect the Company's transactions;
prohibit the establishment of any undisclosed or unrecorded funds or assets;
maintain a system of internal controls that will provide reasonable assurances to management that material information about the Company is made known to management, particularly during the periods in which the Company's periodic reports are being prepared; and
present information in documents prepared for filing with, or submission to, the SEC in a full, fair, accurate, timely and understandable manner.

VIII.     Reporting and Effect of Violations

The Senior Financial Officers shall report, in person or in writing, any known or suspected violations of laws, governmental regulations or this Code to the Company's Audit Committee. The Company will adopt policies to prevent any retaliation against any Senior Financial Officer or other employee who acts in good faith in reporting any such violation.

The Company's Audit Committee will investigate any reported violations and will oversee an appropriate response, including corrective action and preventative measures. Senior Financial Officers who violate any laws, governmental regulations or this Code will face appropriate, case-specific disciplinary action, which may include demotion or discharge.

IX.     Waivers

The provisions of this Code may only be waived by a resolution of the Audit Committee or by a resolution of the Company's Board of Directors approved by a majority of directors who are not interested persons. Any waiver of this Code granted to a Senior Financial Officer will be publicly disclosed when and as required by the SEC or the securities exchange or association on which the Company's securities are listed for trading.

X.     Review and Amendment

Senior Financial Officers of the Company shall review this Code for continuing compliance with the Federal securities laws, the rules of the SEC, and the rules of the NASD, and they shall advise the Board when they believe any changes are recommended or required. Any changes or amendments shall be approved by the Audit Committee and reported to the SEC and the public as required by the rules of the SEC.

COMPLIANCE CERTIFICATE

          I have read and understand the Company's Code of Ethics for Senior Financial Officers (the "Code"). I will adhere in all respects to the ethical standards described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or termination of my relationship with the Company.

          I certify to the Company that I am not in violation of the Code, unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate.

Date:___________, 2005

Name:
Title/Position:

Check one of the following

[  ] A Statement of Exceptions is attached.

[  ] No Statement of Exceptions is attached.